Exhibit 15.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement of XIAO-I CORPORATION on Form S-8 (File No. 333-275743) of our report dated April 28, 2023, with respect to our audits of the consolidated financial statements of XIAO-I CORPORATION as of December 31, 2022 and for the years ended December 31, 2022 and 2021, which report is included in this Annual Report on Form 20-F of XIAO-I CORPORATION for the year ended December 31, 2023.

We were dismissed as auditors on December 5, 2023 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements appearing in the Annual Report on Form 20-F for the periods after the date of our dismissal. We also consent to the reference to our firm under the heading “Experts” in the Form S-8 (File No. 333-275743).

Marcum Asia CPAs LLP

New York, NY

April 30, 2024

NEW YORK OFFICE ● 7 Penn Plaza ● Suite 830 ● New York, New York ● 10001
Phone 646.442.4845 ● Fax 646.349.5200 ● www.marcumasia.com